SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                     Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant                              [x]
Filed by a Party other than the Registrant           [ ]

Check the appropriate box:


[ ] Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to /section/ 240.14a-11(c) or /section/
    240.14a-12


                      TEL-COM WIRELESS CABLE TV CORPORATION
                 ------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

                                   REGISTRANT
                 ------------------------------------------------
      (Name of Persons(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X| No fee required.

[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of Securities to which transaction applies:
    (2) Aggregate number of Securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid:
    2) Form, Schedule or Registration Statement No.:
    3) Filing Party:
    4) Date Filed:

                      TEL-COM WIRELESS CABLE TV CORPORATION

                             3957 N.E. 163RD STREET

                        NORTH MIAMI BEACH, FLORIDA 33160


               ---------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                              ON FEBRUARY 12, 1999

               ---------------------------------------------------


    To the Shareholders of Tel-Com Wireless Cable TV Corporation:


    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Tel-Com Wireless Cable TV Corporation, a Florida corporation (the "Company"), will be held on Friday, February 12, 1999, at 10:00 a.m., at the Fort Lauderdale Airport Hilton located at 1870 Griffin Road, Fort Lauderdale, Florida 33004, telephone number (954) 920-3300, for the following purposes, all of which are set forth more completely in the accompanying proxy statement:


    1. To elect four Directors of the Company for the ensuing year;

    2. To consider and vote upon a proposal to approve an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of the Company's common stock, par value $.001 per share (the "Common Stock") from 10,000,000 shares to 50,000,000 shares;


    3. To consider and vote upon a proposal to approve an amendment to the Company's Articles of Incorporation to change the Company's name to "5th Avenue Channel Corp.";


    4. To consider and vote upon a proposal to ratify the selection of BDO Seidman LLP as the Company's independent public accountants for the year ending December 31, 1998; and

    5. To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.


    The Board of Directors has fixed the close of business on Friday, January 8, 1999 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. A form of proxy and a copy of the Company's Annual Report to Shareholders for the year ended December 31, 1997 are enclosed.


                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              ----------------------------------
                                              Samuel H. Simkin, Secretary


North Miami Beach, Florida
January 13, 1999


         IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES.

                      TEL-COM WIRELESS CABLE TV CORPORATION
                             3957 N.E. 163RD STREET
                        NORTH MIAMI BEACH, FLORIDA 33160


                ---------------------------------------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                FEBRUARY 12, 1999

                ---------------------------------------------------


         The enclosed proxy is solicited by the Board of Directors of Tel-Com Wireless Cable TV Corporation, a Florida corporation (the "Company" or "Tel-Com"), for use at the Annual Meeting of Shareholders to be held on Friday, February 12, 1999, beginning at 10:00 a.m., at the Fort Lauderdale Airport Hilton located at 1870 Griffin Road, Fort Lauderdale, Florida 33044, telephone number (954) 920-3300, and at any adjournments or postponements thereof (the "Annual Meeting"). The approximate date on which this Proxy Statement and the enclosed proxy are being mailed to shareholders is January 13, 1999. The form of proxy provides a space for you to withhold your vote for any proposal. You are urged to indicate your vote on each matter in the space provided. Proxies will be voted as marked. If no space is marked, proxies will be voted by the persons therein named at the meeting: (i) for the election of the directors recommended by the Company; (ii) in favor of the proposal to approve the amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from 10,000,000 to 50,000,000; (iii) in favor of the proposal to approve the amendment to the Company's Articles of Incorporation to change the Company's name to "5th Avenue Channel Corp."; (iv) in favor of the proposal to ratify the selection of BDO Seidman LLP as the Company's independent public accountants for the year ending December 31, 1998; and (v) in their discretion, upon such other business as may properly come before the Annual Meeting. Whether or not you plan to attend the meeting, please fill in, sign and return your proxy card in the enclosed envelope, which requires no postage if mailed in the United States.


         The cost of the proxy solicitation will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally and by telephone, all without extra compensation.


         At the close of business on Friday, January 8, 1999 (the "Record Date"), the Company had outstanding 6,400,325 shares of common stock, $.001 par value per share (the "Common Stock") and no shares of preferred stock. Each share of Common Stock entitles the holder thereof to one vote on each matter submitted to a vote of shareholders. Only record holders of Common Stock on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. If less than a majority of the outstanding shares of Common Stock entitled to vote are represented at the Annual Meeting, a majority of the shares of Common Stock so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the Annual Meeting before any adjournment is taken. Directors will be elected by a plurality of the votes cast, either in person or by proxy, at the Annual Meeting. The approval of the proposals covered by this Proxy Statement, other than the election of directors, will require an affirmative vote of the holders of a majority of the shares of Common Stock voting in person or by proxy at the Annual Meeting.

         Prior to the Annual Meeting, the Company will select one or more inspectors of election for the meeting. Such inspector(s) shall determine the number of shares of Common Stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof. Abstentions will be considered as shares of Common Stock present and entitled to vote at the Annual Meeting and will be counted as votes cast at the Annual Meeting, but will not be counted as votes cast for or against any given matter.

         A broker or nominee holding shares of Common Stock registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, may have discretion to vote the beneficial owner's shares of Common Stock with respect to the election of directors and other matters addressed at the Annual Meeting. Any such shares of Common Stock that are not represented at the Annual Meeting either in person or by proxy will not be considered to have cast votes on any matters addressed at the Annual Meeting.

         A SHAREHOLDER WHO SUBMITS A PROXY ON THE ACCOMPANYING FORM HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO ITS USE BY DELIVERING A WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY, BY EXECUTING A LATER-DATED PROXY, OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON. UNLESS AUTHORITY IS WITHHELD, PROXIES THAT ARE PROPERLY EXECUTED WILL BE VOTED FOR THE PURPOSES SET FORTH THEREON.

                          BENEFICIAL SECURITY OWNERSHIP

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the Record Date, by (i) each of the shareholders of the Company who owns more than five percent of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each Named Executive Officer (as hereinafter defined) and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated, the Company believes that all beneficial owners named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.



                                                              NUMBER OF SHARES                PERCENTAGE OF
        NAME AND ADDRESS OF BENEFICIAL OWNER(1)              BENEFICIALLY OWNED           BENEFICIAL OWNERSHIP
        --------------------------------------               ------------------           --------------------

Dennis J. Devlin                                                  287,000(2)                      4.5%
35451 Elm Street
Wayne, MI 48184

Melvin Rosen                                                    6,033,212(3)                     61.8%

Samuel H. Simkin                                                  225,000(4)                      3.4%

Eric Lefkowitz                                                       0                              *

All directors and executive officers of the Company             6,545,212                        65.4%
as a group (four persons)

------------------

 *       Less than 1%.

(1) Except as otherwise noted, the address of each beneficial owner is in care of the Company, 3957 N.E. 163rd Street, North Miami Beach, Florida 33160.

(2) Includes currently exercisable warrants to purchase 20,000 shares of Common Stock.

(3) Consists of 2,667,212 shares of Common Stock held by Mr. Rosen, 2,366,000 shares of Common Stock issuable upon conversion of the remaining balance of the Company's Convertible Debenture (as hereinafter defined) and 1,000,000 shares of Common Stock issuable upon exercise of the Debenture Warrants (as hereinafter defined). See "Certain Transactions."

(4) Consists of shares of Common Stock issuable upon exercise of an option to purchase Common Stock at an exercise price of $2.00 per share. Such option is not currently exercisable.

                              ELECTION OF DIRECTORS

NOMINEES FOR ELECTION TO THE BOARD

         At the Annual Meeting, four directors will be elected by the shareholders to serve until the next annual meeting of shareholders or until their successors are elected and qualified. The accompanying form of proxy, when properly executed and returned to the Company, will be voted FOR the election of the four persons named below as directors, unless the proxy contains contrary instructions. Proxies cannot be voted for a greater number of persons than the number of nominees named in the Proxy Statement. Management has no reason to believe that any of the nominees is unable or unwilling to serve if elected. In the event, however, that any of the nominees should become unable or unwilling to serve as a director, the proxy will be voted for the election of such person or persons as shall be designated by the Board of Directors.

         The following table sets forth certain information concerning each nominee.



                NAME                               AGE                    POSITION
            -----------                        ----------          -----------------------
Melvin Rosen                                        54             President, Chief Executive Officer and Director*
Samuel H. Simkin                                    52             Vice President, General Counsel and Director
Dennis J. Devlin                                    50             Director*
Eric Lefkowitz                                      38             Director*

---------
*Member of Audit Committee

         MEL ROSEN has been President, Chief Executive Officer and a director of the Company since May 1997. Mr. Rosen has a wealth of experience in a wide range of business activities including, most prominently, satellite and cable television. Mr. Rosen is a graduate of Loyola College, Baltimore, Maryland (B.S. English, 1965) and an Honors Graduate of the University of Maryland School of Law (J.D. 1968). He practiced law in New York, specializing in taxation, with Proskauer, Rose, Goetz & Mendelsohn; Finley, Kumble, Underberg, Persky & Roth; and Rosen and Mintzer. Mr. Rosen developed an expertise in real estate finance and development and in the 1970's became a major owner of residential housing. During the 1980's, Mr. Rosen was a producer of motion pictures and classical ballet, among other ventures. In 1987, Mr. Rosen and a partner co-founded TVN Entertainment Corp. ("TVN"), a closely-held company which is currently the owner-operator of the largest multi-channel pay-per-view satellite television system in the U.S. and is one of the largest lessees of television satellite transponders in the U.S. TVN's offerings of recent motion pictures, major sporting events (such as championship boxing) and NFL Football's "Sunday Ticket" account for approximately 90% of the pay-per-view revenue on C-band satellite television. TVN, based in Burbank, California, has in excess of 850,000 C-band satellite dish and other subscribers and is in the forefront of digital technology. Mr. Rosen is a major shareholder and a director of TVN, but is not actively involved in the operations of the Company. For the past 11 years, Mr. Rosen has owned and operated a national broadcast television channel in Costa Rica. From 1987 - 1996, he also owned and operated the wireless cable subscription television system in Costa Rica which, in February 1996, was sold to and is presently being operated by the Company. During this time, Mr. Rosen developed extensive knowledge of the wireless cable television business in Costa Rica and other countries of Latin America.


         SAMUEL H. SIMKIN has been Vice President and General Counsel and a director of the Company since May 1997. Mr. Simkin has a broad-based legal and business background. He is a graduate of University of Texas at Austin (B.B.A, Business Honors, 1968); University of Texas School of Law (J.D., 1970); and Georgetown University, Washington, D.C. (L.L.M. 1971). He was a practicing tax attorney in Houston, Texas from 1972 - 1986, specializing during those years in corporate finance, real estate, mining and minerals and entertainment law. During this period, he served as Vice President and General Counsel of a large closely-held coal mining company in the Midwest.

         During the period 1986 - 1997, Mr. Simkin was an equity partner in and legal advisor to several business ventures, including a music production and publishing company in Los Angeles, California, a real estate and timeshare development company in Orlando, Florida and, most recently, an Orlando-based television production company which produced a series of business newsmagazine shows.

         DENNIS J. DEVLIN is a founder of the Company and has served as a director of the Company since May 1993. Mr. Devlin is the founder and has served as president of Dennis' Mobile Home Service and Supply, Inc., Wayne, Michigan since 1979. Dennis' Mobile Home Service and Supply, Inc. is engaged in the construction of additions, roof systems and specialized products for mobile home owners, including remodeling, insurance services, parts supply and repair. Mr. Devlin received a Bachelor of Art Education degree in 1971 from Eastern Michigan University.

        ERIC LEFKOWITZ has served as a director of the Company since 1997. He is President and CEO of International Broadcast Corporation ("IBC"). Mr. Lefkowitz is a graduate of St. Joseph University, Philadelphia, PA (B.A., Finance, 1983). Mr. Lefkowitz founded IBC in 1987. IBC is a pioneer in the electronic media field, specializing in new product marketing on cable TV. Under Mr. Lefkowitz's guidance, IBC's products are aired to TV viewers in over 43 countries in their respective languages and in 38 states in five the U.S. Recently, IBC contracted with four networks for 200 hours a month in five states for home shopping programming. This programming will reach 70 million viewers in the U.S. IBC also has special studio production arrangements with QVC and Home Shopping Network.

         Each director of the Company holds such position until the next annual meeting of shareholders and until his successor is duly elected and qualified. The officers hold office until the first meeting of the Board of Directors following the annual meeting of shareholders and until their successors are chosen and qualified, subject to early removal by the Board of Directors.

         THE BOARD RECOMMENDS A VOTE IN FAVOR OF THE PERSONS NOMINATED FOR ELECTION TO THE BOARD OF DIRECTORS.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and persons who own more than 10% of the Company's outstanding Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by SEC regulation to furnish the Company with copies of all such reports they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company or written representations that no other reports were required, all Section 16(a) filing requirements applicable to its executive officers, directors and greater-than-10% beneficial owners for the year ended December 31, 1997 have been complied with.

MEETINGS AND COMMITTEES

         During the year ended December 31, 1997, the Board of Directors met on twelve occasions, six times in person or telephonically and six times by unanimous written consent.

         The Board of Directors has one committee, the Audit Committee. Melvin Rosen and two independent directors, Dennis J. Devlin and Eric Lefkowitz, are the members of the Audit Committee. The Audit Committee is responsible for recommending auditors to be engaged by the Company, assisting with the planning of the audit, reviewing the results from the audit and directing and supervising investigations into matters relating to the audit. The Audit Committee was formed in late 1997 and did not meet during the year ended December 31, 1997.

         During 1997 there was no nominating committee, compensation committee, or other similar committee of the Board of Directors. Rather, such functions were performed by the Board of Directors as a whole.

                             EXECUTIVE COMPENSATION

         SUMMARY COMPENSATION TABLE. The following table sets forth the aggregate compensation paid in 1997 and 1996 to the President and Chief Executive Officer of the Company. No other executive officer of the Company received compensation in excess of $100,000 during 1997.

                               ANNUAL COMPENSATION

                                                                    SHARES
             NAME AND                                             UNDERLYING
        PRINCIPAL POSITION            YEAR        SALARY ($)      OPTIONS (#)
        ------------------            ----        ----------      -----------

Fernand L. Duquette,                  1997          $ 37,000          --
Former CEO (1)                        1996           120,000          --

Melvin Rosen, President,              1997            90,000          --
CEO(2)
         ---------
         (1) Mr. Duquette resigned as the Company's President and Chief Executive Officer as well as from his position as a director of the Company on May 19, 1997.

         (2) Mr. Rosen was elected to his positions with the Company in May
1997.

         OPTION GRANTS IN LAST FISCAL YEAR.


         No options were granted to any Named Executive Officers in 1997.


         OPTIONS EXERCISED.

         No options were exercised by any Named Executive Officers in 1997.

         LONG-TERM INCENTIVE AND PENSION PLANS. The Company does not have any long-term incentive or pension plans.

         COMPENSATION OF DIRECTORS. Directors of the Company who are neither employees nor consultants ("non-employee directors") are compensated at the rate of $500 for each meeting of the Board of Directors attended, and all directors are reimbursed for travel and lodging expenses in connection with their attendance at meetings.

                              CERTAIN TRANSACTIONS

         COSTA RICA ACQUISITION - DEBT RESTRUCTURING. The Company acquired certain rights to up to 18 pay television broadcast channels in Costa Rica in February 1996 (the "Costa Rica Acquisition"). On February 12, 1997, the Company and Melvin Rosen, the seller under the Costa Rica Acquisition ("Seller") entered into an agreement to restructure the $2 million note given by the Company to such Seller as part of the payment for the rights purchased by the Company in said Acquisition. The amended agreement provided for the Company to make payment of $625,000 toward reduction of the principal balance of the note on or before March 7, 1997. The remaining principal balance, plus accrued interest thereon, was to be paid on or before February 23, 1998, provided that, with an additional payment of $100,000, the Company could extend such maturity date for an additional period of six months. The Company paid Seller a deposit of $50,000 on February 24, 1997. The Company failed to make the $625,000 payment and the Seller therefore retained the $50,000 deposit.

         On May 19, 1997, the Company entered into a Debt Restructuring Agreement to restructure the $2 million debt into a secured convertible debenture (the "Convertible Debenture") to mature in 12 months with interest to accrue at 12% per annum (7% to be paid monthly and 5% at maturity). The adjusted principal amount of the Convertible Debenture included $100,000 for expenses owed or reimbursable to Seller at the issue date of the Convertible Debenture.

         As consideration for the debt restructuring, the Company agreed to issue to the Seller (i) 180,000 shares of the Common Stock with piggy-back registration rights, (ii) a warrant to purchase 500,000 shares of Common Stock at $1.00 per share (the "$1.00 Warrant"), and (iii) a warrant to purchase 500,000 shares of Common Stock at $5.00 per share (the "$5.00 Warrant") (the $1.00 Warrant together with the $5.00 Warrant, the "Debenture Warrants"). Under the Agreement, the Seller received the right to nominate two members to the Company's Board of Directors until the Seller exercised the conversion rights under the Convertible Debenture and received a release from any liability in connection with the Costa Rica Acquisition.


         The Convertible Debenture is convertible by Seller into the Company's Common Stock at any time after the issue date prior to payment of the Convertible Debenture on at least 30 days' advance notice to the Company. The conversion price is equal to the lesser of (i) $.50 per share of Common Stock or
(ii) a price per share of Common Stock, equal to the average of the closing "bid" for the Common Stock, as reported on Nasdaq, for the five trading days immediately prior to the conversion date. The Company is obligated to reserve for issuance upon conversion a sufficient number of shares of Common Stock and register such reserved shares and maintain an effective registration statement for such shares.


         Upon consummation of the Debt Restructuring Agreement, Fernand Duquette and J. Richard Crowley resigned from their positions as directors of the Company, and Fernand Duquette additionally resigned as the Company's President and Chief Executive Officer. The Seller and his designee, Samuel H. Simkin, were appointed to the Company's Board of Directors and Seller was appointed the Company's President and Chief Executive Officer.


         The Seller agreed to convert the Convertible Debenture on or before May 15, 1998 into 4,732,000 shares of Common Stock. However, such conversion has not been completed because there are currently not enough shares of Common Stock authorized and available for issuance to effectuate the conversion. As of the Record Date, the Seller has converted $1,183,000 of the Convertible Debenture into 2,366,000 shares of Common Stock. The Seller and the Company intend to complete the conversion of the Convertible Debenture upon amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock as contemplated in the second proposal submitted for approval by the shareholders contained herein, provided that such shareholder approval is obtained.

                  ACQUISITION OF MAJORITY INTEREST IN THE 5TH AVENUE CHANNEL, INC. In November 1997, the Company agreed in principle to acquire 60% of the capital stock of The 5th Avenue Channel, Inc. ("5th Avenue"), 45% from Mel Rosen, the Company's President and controlling shareholder, and 15% from International Broadcast Corporation. As consideration for such proposed purchase, the Company agreed to issue 200,000 shares of its common stock at closing and further agreed to issue as many as 400,000 additional shares of common stock based on 5th Avenue's future generation of revenues and net income ("Earn-out Shares").

         In September 1998, the Company agreed in principle to acquire an additional 30% of 5th Avenue, 20% from Mel Rosen and 10% from IBC. The consideration for such additional purchase will be 100,000 shares of the Company's common stock to be issued to Mr. Rosen and IBC, pro rata based on their share ownership in 5th Avenue, at closing and the further agreement to issue up to 200,000 additional Earn-out Shares based on 5th Avenue's future revenues and net income. At the closing of the purchase of the aggregate of 90% of 5th Avenue from Rosen and IBC, the Company will therefore issue a total of 300,000 shares of common stock and will agree to issue, based on future revenues and net income, up to an additional 600,000 shares of its Common Stock, proportionately to Mel Rosen and IBC based on their respective ownership interests in 5th Avenue being sold to the Company.

         In December 1998, the Company agreed in principle to acquire the remaining 10% of the outstanding shares of 5th Avenue from Ms. Ivana Trump. The consideration for such additional purchase will be 35,000 shares of the Company's Common Stock to be issued to Ms. Trump at closing and the further agreement to issue up to 65,000 additional shares based on 5th Avenue's future revenues and net income.

         As a result of the foregoing transactions, the Company will own 100% of the outstanding capital stock of 5th Avenue. As of the Record Date, the acquisition of the shares of 5th Avenue by the Company has not been consummated.

         LOANS FROM THE COMPANY'S PRESIDENT. In July 1998, the Company borrowed $300,000 from Mr. Melvin Rosen, the Company's President and a director, under a one-year promissory note payable with interest at 10% per annum. In November 1998, the Company borrowed $550,000 from Mr. Rosen under a subordinated, unsecured one-year promissory note, payable together with interest at 8% per annum.

         APPROVAL OF AFFILIATED TRANSACTIONS. All transactions between the Company and its directors, executive officers and principal shareholders have been, and in the case of future transactions will be, on terms no less favorable than could be obtained from unaffiliated third parties and have been, and in the case of future transactions will be, subject to approval by a majority of the independent, disinterested directors of the Company.


            PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION
             TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM
                     10,000,000 SHARES TO 50,000,000 SHARES

         The Board of Directors of the Company has approved and recommends that the shareholders of the Company approve an amendment to the Company's Articles of Incorporation for the purpose of increasing the number of its authorized shares of Common Stock from 10,000,000 shares to 50,000,000 shares. The increase will be accomplished by amending the Company's Articles of Incorporation.

         Upon approval of this Proposal, the Company will issue 2,366,000 shares of Common Stock to the Seller as a result of the conversion of the remainder of the Convertible Debenture. The additional authorized but unissued shares of Common Stock not issued to the holder of the Company's Convertible Debenture may be issued by the Company for any proper corporate purpose, including acquisitions, raising of additional equity capital, stock dividends or upon the exercise of stock options. The Company's shareholders do not have preemptive rights to subscribe for or purchase any of the additional shares of Common Stock to be authorized. The future issuance of additional shares of Common Stock on other than a pro rata basis may dilute the ownership of the current shareholders, as well as their proportionate voting rights.


         If the proposed amendment to the Company's Articles of Incorporation is adopted, no further approval of the shareholders would be required for the issuance of shares of Common Stock as authorized by the amendment and, absent any legal or Nasdaq SmallCap Market requirements, it is not contemplated that further approval of the shareholders would be sought for issuance of any shares. Upon approval of this proposal, the Company has no other plans, other than those mentioned above, to any shares of Common Stock that would be authorized hereby.

         The approval of the proposed amendment could make it more difficult to acquire control of the Company and thereby discourage attempts to do so, even though the Company's shareholders may deem such an acquisition desirable. Issuance of the additional shares of Common Stock could dilute the ownership interest and voting power of the Company's shareholders who may seek control of the Company. The shares of Common Stock could be issued in a private placement to one or more organizations sympathetic to the Company and opposed to any take-over bid, or under other circumstances that could make it more difficult and thereby discourage attempts to acquire control of the Company. To the extent that it impedes any such attempts, the amendment may serve to perpetuate the Company's management.

         Although the Company has from time to time considered the issuance of additional Common Stock in connection with a strategic alliance or acquisition, except as described herein, the Company has no present plans, agreements or arrangements for the issuance of the additional shares of Common Stock in excess of the number of such shares presently authorized in connection with any particular transaction. The Company does not anticipate soliciting the vote of its shareholders to authorize the issuance of the additional shares of the Common Stock unless otherwise required under Florida law, the Company's Articles of Incorporation or its ByLaws or Nasdaq rules.

THE BOARD RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

                PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S
             ARTICLES OF INCORPORATION TO CHANGE THE COMPANY'S NAME

         The Company was incorporated in Florida on May 7, 1993 under the name Tele Consulting Corp. The Company subsequently changed its name to Tel-Com Wireless Cable TV Corporation on February 14, 1994. The Board of Directors, by unanimous written consent dated December 23, 1998, approved, subject to approval by the shareholders at the Annual Meeting, the proposed change of the Company's name to "5th Avenue Channel Corp." and the execution and filing of Articles of Amendment to the Company's Articles of Incorporation to effectuate same.

         The Company's present name was originally selected to reflect the fact that its primary business was the provision of wireless cable television broadcasting services. However, the Company seeks to expand into other broadcasting media and desires to adopt a name that will not be limiting in its meaning and that will potentially acquire greater recognition and distinctiveness in the industry.

         Accordingly, the Board has determined that the proposed name change is in the best interests of the Company and its shareholders and will benefit the Company going forward as it attempts to expand its business.

THE BOARD RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

         PROPOSAL TO RATIFY THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

         The firm of BDO Seidman LLP, independent public accountants, served as the Company's independent public accountants for the year ending December 31, 1997. The Board of Directors, by a unanimous written consent dated December 23, 1998, directed that management submit the appointment of BDO Seidman LLP for ratification by the shareholders at the Annual Meeting as the Company's independent public accountants for the current fiscal year ending December 31, 1998. One or more representatives of BDO Seidman LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from shareholders.

THE BOARD RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

                                  OTHER MATTERS

         The Board of Directors is not aware of any other business that may come before the Annual Meeting. However, if additional matters properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

                              SHAREHOLDER PROPOSALS


         Pursuant to Rule 14a-8 promulgated by the SEC, a shareholder intending to present a proposal to be included in the Company's proxy statement for the Company's next Annual Meeting of Shareholders must deliver a proposal in writing to the Company's principal executive offices no later than May 13, 1999.


                             ADDITIONAL INFORMATION

         A copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997 is being provided to shareholders with this Proxy Statement.


                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              ----------------------------------
                                              Samuel H. Simkin, Secretary

January 13, 1999
North Miami Beach, Florida

                      TEL-COM WIRELESS CABLE TV CORPORATION

                                      PROXY


           SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING
                         TO BE HELD ON FEBRUARY 12, 1999

        The undersigned hereby appoints Melvin Rosen and Samuel H. Simkin, and each of them, the proxy or proxies of the undersigned, with full power of substitution to vote all shares of the capital stock of Tel-Com Wireless Cable TV Corporation, a Florida corporation (the "Company"), that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on February 12, 1999 (the "Annual Meeting"), and all adjournments thereof, with all powers the undersigned would possess if personally present, on the following proposals as specified and, in their discretion, on such other matters as may properly come before the Annual Meeting.


PROPOSAL 1:    Election of Directors.

                      Dennis Devlin               Melvin Rosen
                      Eric Lefkowitz              Samuel H. Simkin

[ ]  For all nominees listed above            [ ] Withhold authority to vote for
     (except as marked to the contrary below)     all nominees listed above

-------------------------------------------------------------------------------
  (To withhold your vote for any nominee or nominees, print the name(s) above.)

PROPOSAL 2: Amendment of the Company's Articles of Incorporation to increase the number of authorized shares of the Company's Common Stock from 10,000,000 shares to 50,000,000 shares.

                      [ ]    For         [ ]    Against       [ ]     Abstain

PROPOSAL 3: Amendment of the Company's Articles of Incorporation to change the Company's name to 5th Avenue Channel Corp.

                      [ ]    For         [ ]    Against       [ ]     Abstain

PROPOSAL 4: Ratify selection of BDO Seidman LLP as Independent Public Accountants for the year ending December 31, 1998.

                      [ ]    For         [ ]    Against       [ ]     Abstain

        WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 4 AND IN THE DISCRETION OF THE PROXIES APPOINTED HEREBY ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

        Please sign exactly as name appears below.


                                        Dated: ________________________ , 1999.


                                        ________________________________________
                                        Signature

                                        ________________________________________
                                        Signature, if held jointly

                                        Please sign exactly as your name appears on this Proxy. If shares are registered in more than one name, the signature of all such holders are required. A corporation should sign in its full corporate name by a duly authorized officer, stating such officers, title and official capacity, giving the full title as such. A partnership should sign in the partnership name by an authorized person, stating such person's title and relationship to the partnership.

             PLEASE COMPLETE, SIGN AND RETURN THIS PROXY PROMPTLY,
                           USING THE ENCLOSED ENVELOPE